UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 31, 2009

CELLDEX THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-15006	13-3191702
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

119 Fourth Avenue
Needham, Massachusetts	02494-2725
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 433-0771

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.              Creation of a Direct Financial Obligation or an Obligation under and Off-Balance Sheet Arrangement of a Registrant.

In connection with the Merger (as defined below), on December 31, 2009, Celldex Therapeutics, Inc. (“Celldex”), CuraGen Corporation (“CuraGen”) and The Bank of New York Mellon (formerly the Bank of New York) (the “Trustee”) entered into a Second Supplemental Indenture (the “Second Supplemental Indenture”) to the Indenture dated February 17, 2004, between CuraGen and the Trustee, as amended by that certain Supplemental Indenture, dated as of September 30, 2009, among CuraGen, Celldex and the Trustee (the “Indenture”), governing CuraGen’s 4.0% Convertible Subordinated Notes due 2011 (the “4% Notes”).  Pursuant to the Second Supplemental Indenture, Celldex assumed all of CuraGen’s obligations under the 4% Notes.  Further, pursuant to General Instruction B.3 of Form 8-K, the descriptions of the 4% Notes contained in Note 7 to the Consolidated Financial Statements included in Exhibit 99.1 to the Current Report on Form 8-K filed by Celldex on October 21, 2009 are incorporated by reference in this Item 2.03.

The description of the Second Supplemental Indenture contained in this Item 2.03 does not purport to be complete and is qualified in its entirety by reference to the Second Supplemental Indenture which is attached as Exhibit 4.1 of this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01.              Other Events.

On December 31, 2009, Celldex completed the merger of CuraGen with and into Celldex (the “Merger”) pursuant to a short-form merger effected under Delaware law.  As a result of the Merger, the separate corporate existence of CuraGen has ceased and Celldex has succeeded to all rights, privileges, powers and franchises of CuraGen.

Item 9.01.              Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

4.1	Second Supplemental Indenture, dated December 31, 2009, by and among Celldex, CuraGen, and Trustee.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELLDEX THERAPEUTICS, INC.

By:	/s/ Avery W. Catlin
Name: Avery W. Catlin
Title: Senior Vice President / Chief Financial Officer

Dated: December 31, 2009

EXHIBIT INDEX

Exhibit Number	Description
4.1	Second Supplemental Indenture, dated December 31, 2009, by and among Celldex, CuraGen, and Trustee.